CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 8, 2000 (except for Note 11 as to which the date is March 22, 2000) included in TechSys, Inc.'s (formerly Continental Choice Care, Inc.) Form 10-KSB/A for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.



Roseland, New Jersey                                 ARTHUR ANDERSEN LLP
October 11, 2000